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[KCSA LETTERHEAD]


FOR:       SIMON WORLDWIDE, INC.
CONTACT:   Todd Fromer/ Erika Levy
           KCSA Worldwide
           212-682-6300 ext. 215/208


                                                           FOR IMMEDIATE RELEASE

                  SIMON WORLDWIDE NOTIFIED OF NASDAQ DELISTING

         WAKEFIELD, MA, MAY 8, 2002--SIMON WORLDWIDE, INC., announced today that the Company's securities were delisted from the Nasdaq Stock Market by Nasdaq on May 3, 2002 due to the Company's failure to comply with the minimum $4,000,000 net tangible assets and the minimum $10,000,000 stockholders' equity listing requirements.


This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995). These statements include statements regarding intent, belief or current expectations of the Company and its management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the Company's actual results to differ materially from the Company's expectations. Factors that could cause actual results to differ materially are discussed in the Company's Amended Cautionary Statement filed as Exhibit 99.1 to the Company's 2001 Annual Report on Form 10-K. Reference to this Cautionary Statement or Exhibit 99.1 in the context of a forward-looking statement or statements shall be deemed to be a statement that any one or more of these factors may cause actual results to differ materially from those anticipated in such forward-looking statement or statements.

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